Exhibit 10.6
C.H. ROBINSON WORLDWIDE, INC.

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD GRANT NOTICE

2022 EQUITY INCENTIVE PLAN
C.H. Robinson Worldwide, Inc. (the “Company”) hereby awards to the Participant whose name is set forth below a Restricted Stock Unit (“RSU”) Award for the number of RSUs set forth below (the “Award”). It is understood and agreed that the RSUs are granted to the Participant pursuant to the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan (the “Plan”), and the RSUs are subject to and limited by the provisions of the Plan, the terms and conditions herein and the attached Restricted Stock Unit Award Terms and Conditions (the “Agreement”).
Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant Name:
Date of Grant:
Number of RSUs Granted:

Vesting Dates:	The Award is fully vested on the Date of Grant.
Settlement Dates:	Shares of the Company’s common stock shall be delivered to the Participant in settlement of the RSUs granted in this Award on the date(s) so elected by the Participant on the form of election provided by the Company.
Additional Terms: This Restricted Stock Unit Award Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award.

C.H. ROBINSON WORLDWIDE, INC.

 By:     __________________________
Title:    __________________________

ATTACHMENTS:	C.H. Robinson 2023 Restricted Stock Unit Award Terms and Conditions, 2022 Equity Incentive Plan

Exhibit 10.6
C.H. ROBINSON WORLDWIDE, INC.

NON-EMPLOYEE DIRECTOR
2023 RESTRICTED STOCK UNIT AWARD
TERMS AND CONDITIONS

2022 EQUITY INCENTIVE PLAN

1.GRANT OF THE AWARD. The Company hereby grants to the Participant whose name is set forth in the Non-Employee Director Restricted Stock Unit Award Grant Notice (the “Grant Notice”) as of the Date of Grant set forth in the Grant Notice a number of restricted stock units (“RSUs”) as specified in the Grant Notice, and the RSUs will be credited to the Participant’s account maintained by the Company. Each RSU represents the right to receive one share of the Company’s Stock on the Settlement Date of the Award and dividend equivalents accrued thereon. Settlement of RSUs and payment of dividend equivalents will be conditioned upon the satisfaction of the terms and conditions described in the Grant Notice and this Agreement.

2.VESTING. The Award will be fully vested on the Date of Grant.

3.NON-TRANSFERABILITY. RSUs may not be sold, exchanged, assigned, transferred, discounted, pledged or otherwise disposed of at any time prior to delivery of the settlement shares as described herein.

4.DIVIDEND EQUIVALENTS. The Participant will be credited with dividend equivalents on the RSUs when and if dividends are declared by the Company’s Board on the Company’s Stock, in an amount of cash per RSU equal to the per share dividend amount payable to common stockholders of the Company. Dividend equivalents accrued on RSUs shall be paid quarterly, in arrears, during the first week of the following quarter.

5.ADJUSTMENTS. If there shall be any change in the Company’s common stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made in the number of RSUs under an Award as contemplated by Section 12(a) of the Plan.

6.GOVERNING LAW. This shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

7.SEVERABILITY. If all or any part of the Grant Notice, the Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Grant Notice the Agreement or the Plan not declared to be unlawful or invalid. Any Section of the Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

8.AMENDMENT. The Committee may unilaterally amend the Agreement; provided, however, no such amendment may materially impair the rights of the Participant under this Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2) of the Plan.

Exhibit 10.6
9.COMPLIANCE WITH SECTION 409A OF THE CODE. It is intended that any amounts payable or benefits provided under this Agreement shall comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”) so as not to subject Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A and any ambiguities herein shall be interpreted to so comply. Neither the Company nor any of its Affiliates, however, makes any representation regarding the tax consequences of this Award.